Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registrations No. 333-189500, No. 333-190050, No. 333-193718, No. 333-197766, No. 333-198238, and No. 333-206271) and Form S-8 (Registrations No. 333-153642, No. 333-186722, No. 333-193663, and No. 208106) of our report, dated March 31, 2015, with respect to the consolidated financial statements of Real Goods Solar, Inc. and subsidiaries (the “Company”) included in the Annual Report on Form 10-K for the year ended December 31, 2015.

/s/EKS&H LLLP

April 1, 2016

Denver, Colorado